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Exhibit 3.2

                                     BY-LAWS
                                       OF
                              LUNN INDUSTRIES, INC.
                            (a Delaware Corporation)

ARTICLE I

Stockholders' Meetings

     1. Annual Meetings. The annual meeting of the Stockholders of the Corporation for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting shall be held on the last Tuesday of April in each year at 10:00 o'clock a.m., or at such other time and date as shall be determined by resolution of the Board of Directors and as set forth in the notice of the meeting. Such annual meeting of stockholders shall be held at such place, within or without the State of Delaware, as may be fixed by the Board of Directors.

     2. Special Meetings. Special meetings of the stockholders shall be held at such place within or without the State of Delaware as may be designated in the notice of said meeting, upon call of the Board of Directors, the Chairman of the Board or the President. Any such call or demand shall state the purpose or purposes of the proposed meeting. At any special meeting only such business may be transacted which is related to the purpose or purposes set forth in the notice thereof. A special meeting may be called and held in conjunction with an annual meeting of the stockholders.

     3. Record Date for Meetings and Other Purposes. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of stockholders. Such date shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders, shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

     4. Notice of Meetings. The Secretary or any Assistant Secretary shall cause notice of the place, date and hour of each meeting of the stockholders, and, in the case of a special meeting, the purpose or purposes for which such meeting is called, to be given in writing either personally or by mail, at least ten but not more than sixty days prior to the meeting, to each stockholder of record entitled to vote at his post office address as the same appears on the books of the Corporation at the time of such mailing. Notice of any meeting of stockholders need not be given to any stockholder who shall sign a waiver of such notice in writing, whether before or after the time of such meeting, or to any stockholder who shall attend such meeting in person or by proxy, except when the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of business because the meeting was not lawfully called or convened. Notice of any adjourned meeting of the stockholders of the Corporation need not be given, except as otherwise required by statute.

     5. List of Stockholders Entitled to Vote. The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for

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any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. Upon the willful neglect or refusal of the directors to produce such a list at any meeting for the election of directors, they shall be ineligible for election to any office at such meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

     6. Quorum. A quorum at all meetings of stockholders shall consist of the holders of record of a majority of the shares of stock of the Corporation, issued and outstanding, entitled to vote at the meeting, present in person or by proxy, except as otherwise provided by statute or the Certificate of Incorporation. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders.

     7. Absence of Quorum. In the absence of a quorum at any meeting or any adjournment thereof, a majority of those present in person or by proxy and entitled to vote may adjourn such meeting from time to time. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

     8. Presiding Officer and Secretary. At any meeting of the stockholders, if neither the Chairman of the Board nor the President nor Vice President nor a person designated by the Board of Directors to preside at the meeting shall be present, the stockholders shall appoint a presiding officer for the meeting. If neither the Secretary nor an Assistant Secretary be present, the appointee of the person presiding at the meeting shall act as secretary of the meeting.

     9. Voting in General. Except as otherwise provided in the Certificate of Incorporation or in the laws of the State of Delaware, at every meeting of the stockholders, each stockholder of record of the Corporation shall have one vote in person or by proxy for each share of stock having voting rights held by him and registered in his name on the books of the Corporation. Any vote on shares of stock of the Corporation may be given by the stockholder entitled thereto in person or by his proxy appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized, and delivered to the secretary of the meeting. Except as otherwise required by statute, by the Certificate of Incorporation or these By-laws, all matters coming before any meeting of the stockholders shall be decided by a majority vote of the stockholders of the Corporation present in person or by proxy at such meeting and entitled to vote thereat, a quorum being present.

     10. Inspectors of Election. If at any meeting of stockholders a vote by ballot shall be taken on any question, the chairman of the meeting shall appoint two inspectors to act with respect to the vote. Each inspector so appointed shall first subscribe an oath faithfully to execute the duties of an inspector at the meeting with strict impartiality and according to the best of his or her ability. The inspectors shall decide upon the qualifications of voters and shall report the number of shares of stock represented at the meeting and entitled to vote on the question, shall conduct and accept the votes, and when the voting is completed, shall ascertain and report the number of shares of stock voted respectively for and against the question. Reports of inspectors shall be in writing and subscribed and delivered by them to the secretary of the meeting. The inspectors need not be stockholders of the Corporation, and any officer of the Corporation may be an inspector on any question other than a vote for or against his or her election to any position with the Corporation or on any other question in which he or she may have a direct pecuniary interest.

     11. Shareholder Nominations and Proposals. In order to be considered and voted upon at an annual meeting of shareholders, any matter which a shareholder may properly bring before such a meeting, including the nomination of a candidate for the board of directors, must be disclosed in writing in a notice delivered to the Secretary no later than the last date on which a shareholder may properly submit a proposal

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to the Company pursuant to Rule 14a-8 promulgated pursuant to the Securities
Exchange Act of 1934. In order to be considered and voted upon at a special meeting of shareholders, any matter which a shareholder may properly bring before such a meeting, including the nomination of a candidate for the board of directors, must be disclosed in writing in a notice delivered to the Secretary no later than 30 days before the meeting, in the event that the shareholders are provided with at least 40 days' notice of the meeting, and no later than 10 days after the shareholders are provided with written notice of the meeting, in the event that the shareholders are provided with less than 40 days' notice of the meeting. In any event, the notice shall set forth the shareholder's name, address and occupation, the class and number of shares he owns, his reasons for bringing the matter before the other shareholders and any material interest that the shareholder has in the matter.

     12. Adjournment. A shareholders meeting may be adjourned for any purpose.

                                   ARTICLE II

                               Board of Directors

     1. General Powers. The property, affairs and business of the Corporation shall be managed by or under the direction of its Board of Directors, which shall consist of not less than three (3) nor more than nine (9) persons. The exact number of directors within the maximum and minimum limitations specified shall be fixed from time to time by resolution of the Board of Directors, except that no decrease shall shorten the term of any incumbent director.

     2. Term of Office. Each director (whether elected at an annual meeting, or to fill a vacancy or newly created directorship or otherwise) shall hold office until his successor shall be elected and shall qualify or until his earlier resignation or removal. Except as may otherwise be provided herein or in the Certificate of Incorporation, the members of the Board of Directors of the Corporation shall be elected by a plurality of the votes cast at a meeting of stockholders, by the holders of shares entitled to vote in the election.

     3. Meetings. Meetings of the Board of Directors shall be held at such place within or outside of the State of Delaware as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of the meeting. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board of Directors, and special meetings may be held at any time upon the call of the Chairman of the Board or President or a majority of the directors by oral, telegraphic or written notice duly served on or sent or mailed to each director not less than one day before such meeting. A meeting of the Board of Directors may be held without notice immediately after the annual meeting of stockholders. Notice need not be given of regular meetings of the Board of Directors. Meetings may be held at any time without notice if all the directors are present, or if at any time before or after the meeting those present waive notice of the meeting in writing.

     4. Quorum. A majority of the entire board shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting, without further notice, from time to time until a quorum shall have been obtained.

     5. Vacancies. In case one or more vacancies shall occur in the Board of Directors by reason of death, resignation, increase in the number of directors or otherwise except in so far as otherwise provided in these By-laws, the remaining directors, although less than a quorum, by a majority vote, or the stockholders at any Annual or Special Meeting, may elect a successor or successors for the unexpired term or terms.

     6. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or of the committee, as the case may be, consent thereto in writing, and such writing or writings are filed with

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the minutes of proceedings of the Board of Directors or the committee.

     7. Regulations; Manner of Acting. To the extent consistent with law, the Certificate of Incorporation and these By-laws, the Board of Directors and any committee thereof may adopt such rules and regulations for the conduct of meetings of the Board or such committee and for the management of the property, affairs and business of the Corporation as the Board may deem appropriate. Members of the Board of Directors and any committee thereof may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting for all purposes of these By-laws.

     8. Compensation. Directors may, by resolution of the Board of Directors, be allowed a fixed sum and expenses of attendance for attendance at regular or special meetings of the Board of Directors; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees, and others who attend pursuant to direction, may, by vote of the Board of Directors, be allowed a like fixed sum and expenses of attendance for attending committee meetings.

     9. Executive Committee. The Board of Directors may appoint an Executive Committee consisting of three or more members of the Board of Directors, who shall serve at the pleasure of the Board of Directors. The Executive Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, to the extent authorized by law, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

     10. Other Committees. The Board of Directors, in its discretion, may appoint one or more committees (in addition to the Executive Committee), each consisting of one or more directors. Each such committee shall have such powers and duties as may be provided by resolution or resolutions of the Board of Directors.

     11. Quorum, Manner of Acting, etc. Each committee shall have quorum requirements which are no more restrictive than those of the Board of Directors and shall in all other respects act in the manner and follow the procedures established for the Board of Directors.

     12. Resignations. Any director may resign from his office at any time by delivering his resignation in writing to the Corporation, and the acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make such resignation effective.

                                   ARTICLE III

                                    Officers

     1. General. The officers of the Corporation shall be appointed by the Board of Directors and shall be a Chairman of the Board, a President, one or more Vice Presidents (one of which may be designated an Executive Vice President, and one or more of which may be designated Senior Vice Presidents by the Board of Directors), a Secretary and a Treasurer. From time to time the Board of Directors may appoint such Assistant Secretaries, Assistant Treasurers and such other officers, agents and employees as it may deem proper. The officers shall be appointed by the Board of Directors at the first meeting of the Board after the annual meeting of the stockholders in each year. Any number of offices may be held by the same person, except the offices of President and Secretary. The Chairman of the Board shall be chosen from among the Directors.

     2. Term. All officers shall hold their offices until their respective successors are appointed and qualify, or until their earlier resignation or removal. Any officer may be removed from office, either with or without cause, at any time by the affirmative vote of a majority of the members of the Board of Directors then in office.

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Any officer may resign at any time upon written notice to the Corporation.

                                   ARTICLE IV

                               Duties of Officers

     1. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board at which he is present and shall perform such other duties as the Board may designate. In the absence or inability to act of the President, the Chairman of the Board shall perform the duties and may exercise the powers of the President. The performance of any such duty by the Chairman of the Board shall be conclusive evidence of his power to act.

     2. President. The President shall be the Chief Executive Officer of the Corporation and shall have general charge and control of all the property, business and affairs of the Corporation and, subject to the supervision of the Board of Directors, he shall have general supervision over the corporation's officers, employees and agents. He shall sign (unless a Vice President shall have signed) certificates representing the stock of the Corporation authorized for issuance by the Board of Directors or the Executive Committee. He may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation in the ordinary course of the Corporation's business. He shall have all powers and perform all duties incident to the office of a chief executive officer of a corporation and such other duties as are given to him by these ByLaws or as from time to time may be assigned to him by the Board of Directors. The President shall, in the absence of the Chairman of the Board, preside at meetings of the stockholders and of the Board of Directors and shall, in case of a vacancy in the office of the Chairman of the Board, have the power to perform the duties incident to such office.

     3. Executive Vice President. The Executive Vice President (if there be one) shall, in the absence of the President and Chairman of the Board, perform and carry out the functions and duties of such officers and shall perform and carry out such other executive functions as may be assigned him from time to time by such officers or by the Board of Directors or Executive Committee.

     4. Vice Presidents. Each Vice President shall have such powers and perform such duties as may be assigned to him by the Board of Directors or the President. At the request or in the absence or disability of the Chairman of the Board, the President and the Executive Vice President (if there be one), the Vice President (or if none shall have been designated, the senior of the Vice Presidents present and able to act or such other Vice President as may be designated by the Board of Directors) may perform all the duties of such officers and, when so acting, shall have all the powers of and be subject to all the restrictions upon such officers. Any Vice President may sign (unless the Chairman of the Board, the President or another Vice President shall have signed) certificates representing stock of the Corporation authorized for issuance by the Board of Directors or the Executive Committee.

     5. Treasurer. The Treasurer shall have the custody of all the funds and securities of the Corporation. When necessary or proper he shall endorse on behalf of the Corporation, for collection, checks, notes and other obligations and shall deposit the same to the credit of the Corporation in such bank, or banks, or depositories as may be designated by the Board of Directors, or by any officer acting under authority conferred by the Board of Directors. He may sign certificates representing stock of the Corporation authorized for issuance by the Board of Directors or the Executive Committee. He shall perform, in general, all duties incident to the office of a treasurer of a corporation and such other duties as are given to him by these By-Laws or as from time to time may be assigned to him by the Board of Directors or the President.

     6. Assistant Treasurers. The Board of Directors may, from time to time, designate and appoint one or more Assistant Treasurers who shall have such powers and perform such duties as may be assigned to them by the Board of Directors or the Treasurer. At the request or in the absence or disability of the Treasurer, the Assistant Treasurer may perform all the duties of the Treasurer and, when so acting, shall have all the

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powers of and be subject to all the restrictions upon the Treasurer.

     7. Secretary. The Secretary shall attend to the giving and serving of all notices of the Corporation. He shall keep or cause to be kept a record of the proceedings of the meetings of the stockholders and of the Board of Directors in books kept for that purpose. He shall be the custodian of the seal of the Corporation, and cause such seal (or a facsimile thereof) to be affixed to all certificates representing the stock of the Corporation prior to the issuance thereof and to all instruments the execution of which on behalf of the Corporation under its seal shall have been duly authorized in accordance with these By-laws, and when so affixed he may attest the same. He shall keep or cause to be kept the records of the Corporation, including the stock register and such other books, reports, statements and other documents as the Board of Directors may direct to be kept or as are required by law to be kept, all of which shall at all reasonable times be open to inspection by any director. He shall sign (unless the Treasurer, an Assistant Treasurer or an Assistant Secretary shall sign) certificates representing stock of the Corporation authorized for issuance by the Board of Directors or the Executive Committee. He shall perform all duties incident to the office of a secretary of a corporation and such other duties as are given to him by these By-Laws or as from time to time may be assigned to him by the Board of Directors or the President.

     8. Assistant Secretaries. The Board of Directors may, from time to time, designate and appoint one or more Assistant Secretaries who shall have such powers and perform such duties as may be assigned to them by the Board of Directors or the Secretary. At the request or in the absence of the Secretary, the Assistant Secretary may perform all the duties of the Secretary and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

     9. Delegation by Board of Directors. In the case of absence or inability to act of any officer of the Corporation and of any person herein authorized to act in his place, the Board of Directors may from time to time delegate the powers of such officer to any other officer or any director or any other person whom it may select.

                                    ARTICLE V

                                  Capital Stock

     1. Certificates of Stock.

              (a) Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman of the Board, the President or any Vice President and the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary, certifying the number of shares owned by him in the Corporation.

              (b) Certificates representing shares of stock of the Corporation shall be in such form as shall be approved by the Board of Directors.

              (c) There shall be entered upon the stock ledger of the Corporation at the time of issuance of each share the number of the certificate issued, the name of the person owning the shares represented thereby, the number and class of such shares, and the date of issuance thereof. Every certificate exchanged or returned to the Corporation shall be marked "Canceled", with the date of cancellation.

     2. Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares, duly endorsed or accompanied by an instruction to transfer originated by the appropriate person, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books. Subject to the provisions of the Certificate of Incorporation and these By-laws, the Board of Directors may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of

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shares of the Corporation.

                                   ARTICLE VI

                                 Indemnification

     1. Right to Indemnification. The corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or a witness in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, fiduciary or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person. The corporation shall indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors of the corporation.

     2. Prepayment of Expenses. The corporation shall pay the expenses incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in his capacity as a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this Article VI or otherwise.

     3. Claims. If a claim for indemnification or payment of expenses under this
Article VI is not paid in full within ninety days after a written claim therefor has been received by the corporation the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

     4. Non-Exclusivity of Rights. The rights conferred on any person by this
Article VI shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

     5. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

                                   ARTICLE VII

                               General Provisions

     1. Dividends. Subject to any applicable provisions of law and the Certificate of Incorporation, dividends upon the shares of the Corporation may be declared by the Board of Directors at any regular or special meeting of the Board and any such dividend may be paid in cash, property, or shares of the Corporation.

     2. Reserves. There may be set apart from time to time out of any funds of the Corporation available for dividends such reserve or reserves as the Board of Directors may deem appropriate, and the Board may similarly modify or abolish any such reserve or reserves.


     3. Sale, Transfer, etc., of Securities. The President or any Vice President together with the Secretary or Treasurer or an Assistant Secretary or Assistant Treasurer may sell, transfer, endorse, and assign any

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shares of stock, bonds or other securities owned by or held in the name of the
Corporation, other than stock of the Corporation, under its corporate seal, any instruments that may be appropriate to effect any such sale, transfer, endorsement or assignment.

     4. Voting as Stockholder. Unless otherwise determined by resolution of the Board of Directors, the President or any Vice President shall have full power and authority on behalf of the Corporation to attend any meeting of stockholders of any corporation in which the Corporation may hold stock, and to act, vote (or execute proxies to vote), and exercise in person or by proxy all other rights, powers and privileges incident to the ownership of such stock. Such officers acting on behalf of the Corporation shall have full power and authority to execute any instrument expressing consent to or dissent from any action of any such corporation without a meeting. The Board of Directors may by resolution from time to time confer such power and authority upon any other person or persons.

     5. Fiscal Year. Unless otherwise determined by resolution of the Board of Directors, the fiscal year of the Corporation shall commence on the first day of January in each calendar year and terminate on the thirty-first day of December in the same calendar year.

     6. Seal. The seal of the Corporation shall be circular in form and shall contain the name of the Corporation, the year of incorporation and the words "Corporate Seal Delaware". The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced, or in any other lawful manner.

     7. Independent Public Accountant. The Board of Directors shall annually appoint an independent public accountant or firm of independent public accountants to audit the books of the Corporation for each fiscal year.

     8. Additional Officers. The Board of Directors may appoint such other officers and agents as it may deem appropriate and such other officers and agents shall hold their offices for such terms and shall exercise such powers and perform such duties as may be determined from time to time by the Board.

     9. Security. The Board of Directors may require any officer or agent of the Corporation to provide security for the faithful performance of his duties, in such amount and of such character as may be determined from time to time by the Board.

     10. Reliance Upon Financial Statements. In discharging his duties, any director, when acting in good faith, may rely upon financial statements of the Corporation represented to him by the President or the officer of the Corporation having charge of its books of accounts, or stated in a written report by an independent public or certified public accountant or firm of such accountants selected with reasonable care by the Board of Directors.


     11. Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents and one or more registrar, and may require all certificates representing shares to bear the signature of any such agents or registrars.

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